SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                         (Amendment No.  )



          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [X] Preliminary Proxy Statement
          [ ] Definitive Proxy Statement
          [ ] Definitive Additional Materials
          [ ] Soliciting Material Pursuant to (S)240.14a-11(c) or
              (S)240.14a-12


                                            MAXXAM Inc.
                        ---------------------------------------------------

                         (Name of Registrant as Specified In Its Charter)

                                            MAXXAM Inc.
                        ---------------------------------------------------

                           (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (check the appropriate box):

          [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(j)(2).
          [ ] $500 per each party to the controversy pursuant to Exchange
              Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules
              14a-6(i)(4) and 0-11.

              1) Title of each class of securities to which transaction applies:

              2) Aggregate number of securities to which transaction applies:

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

              4)  Proposed maximum aggregate value of transaction:

              * Set forth the amount on which the filing is calculated and state how it was determined.















          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)  Amount previously paid:

              2)  Form, Schedule or Registration No.:

              3)  Filing Party:

              4)  Date Filed:

          Notes:

                                                           April     , 1994


          To Our Stockholders:

               You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of MAXXAM Inc. to be held at 10:00 a.m. on Wednesday, May 25, 1994, at the Westchase Hilton Hotel, 9999 Westheimer Road, Houston, Texas.

               Although you may presently plan to attend the Annual Meeting, we urge you to indicate your approval in the spaces provided on the enclosed proxy card by voting "FOR" the election of the directors named in the attached proxy statement and "FOR" the proposals to approve the MAXXAM 1994 Omnibus Employee Incentive Plan, the MAXXAM 1994 Non Employee Director Plan and the MAXXAM 1994 Executive Bonus Plan described herein. Please then date, sign and promptly return the proxy card in the enclosed envelope. If you are a stockholder of record and attend the Annual Meeting, as we hope you will, you may vote in person even if you have previously mailed a proxy card.

               We look forward to seeing as many of you as possible at the Annual Meeting.





















                                                  CHARLES E. HURWITZ
                                                  Chairman of the Board,
                                                    Chief Executive Officer
                                                    and President




























































                                     MAXXAM INC.
                             5847 SAN FELIPE, SUITE 2600
                                 HOUSTON, TEXAS 77057



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               To Be Held May 25, 1994


                    The Annual Meeting of Stockholders (the "Annual Meeting") of MAXXAM Inc. (the "Company") will be held at the Westchase Hilton Hotel, 9999 Westheimer Road, Houston, Texas, on Wednesday, May 25, 1994, at 10:00 a.m., local time, for the following purposes:

                    1. To elect two (2) directors to serve on the Board of Directors of the Company, one of which will be elected by the holders of Common Stock, voting separately as a class, and will hold office until the 1995 Annual Meeting of Stockholders or until his successor is elected and qualified, and one of which will be elected by the holders of Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock, voting together as a single class, and will hold office until the 1997 Annual Meeting of Stockholders or until his successor is elected and qualified; and

                    2. To consider and vote upon a proposal to approve the MAXXAM 1994 Omnibus Employee Incentive Plan;

                    3. To consider and vote upon a proposal to approve the MAXXAM 1994 Non Employee Director Plan;

                    4. To consider and vote upon a proposal to approve the MAXXAM 1994 Executive Bonus Plan; and

                    5.  To transact such other business as may
          properly be presented to the Annual Meeting or any adjournments thereof.

                    Stockholders of record as of the close of business on March 31, 1994 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available
          commencing May    , 1994, and may be inspected for purposes
          germane to the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.


          By Order of the Board of Directors



















          BYRON L. WADE

          Secretary
          April     , 1994


                                      IMPORTANT

               PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. ANY STOCKHOLDER PRESENT AT THE MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.



















































                                     MAXXAM INC.
                             5847 SAN FELIPE, SUITE 2600
                                 HOUSTON, TEXAS 77057


                                   PROXY STATEMENT
                                         for
                            ANNUAL MEETING OF STOCKHOLDERS
                               To Be Held May 25, 1994

                    This proxy statement is furnished to stockholders in connection with the solicitation by the Board of Directors of MAXXAM Inc. (the "Company"), a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 25, 1994, and any adjournments thereof, at the time and place and for the purposes set forth in the accompanying notice. This proxy statement, the proxy and the Company's 1993 Annual Report to Stockholders included herewith are being mailed to stockholders of record as of the close of business on March 31, 1994 (the "Record Date"),
          commencing on or about April     , 1994.  The Company's 1993
          Annual Report is not a part of this proxy statement nor of the proxy solicitation materials.

                    We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return your proxy in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Secretary, by filing a later dated proxy or, if you attend the Annual Meeting, by voting your shares of stock in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, FOR the election of the nominees named herein to the Board of Directors and "FOR" the proposals to approve the MAXXAM 1994 Omnibus Employee Incentive Plan, the MAXXAM 1994
          Non Employee Director Plan and the MAXXAM 1994 Executive Bonus Plan, as described herein.

                    Only holders of record of the 8,698,464 shares of Common Stock (the "Common Stock") and the 678,239 shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Class A Preferred Stock") of the Company outstanding as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Class A Preferred Stock is entitled to ten votes on each matter to be voted upon, except that the holders of Common Stock, voting separately as a class, will be entitled to elect one member of the Company's Board of Directors. A plurality of the votes present, in person or by proxy, is necessary for the election of directors. Under applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of election of directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.















                                ELECTION OF DIRECTORS

                    The Company's Restated Certificate of Incorporation currently provides for three classes of directors having staggered terms of office, with directors of each class to be elected by the holders of the Company's Common Stock and Class A Preferred Stock, voting together as a single class, for terms of three years and until their respective successors have been duly elected and qualified. The Company's Restated Certificate of Incorporation also provides that so long as any shares of the Class A Preferred Stock are outstanding, the holders of Common Stock, voting as a class separately from the holders of any other class or series of stock, shall be entitled to elect, for terms of one year, at each annual meeting, the greater of (i) two directors, or (ii) that number of directors which constitutes 25% of the total number of directors (rounded up to the nearest whole number) to be in office subsequent to such annual meeting.

                    Both persons nominated for election to the Board of Directors at the Annual Meeting are currently members of the Board of Directors. One of the nominees, Stanley D. Rosenberg, has been nominated for election by the holders of Common Stock, voting separately as a class, to hold office until the 1995 Annual Meeting of the Stockholders or until his successor shall have been duly elected and qualified. The second nominee, Ezra
          G. Levin, has been nominated for election by the holders of Common Stock and Class A Preferred Stock, voting together as a single class, to hold office until the 1997 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified. See, "EXECUTIVE OFFICERS AND DIRECTORS" and "PRINCIPAL STOCKHOLDERS" for information concerning each of the nominees and other directors, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the Company's Common Stock and Class A Preferred Stock owned beneficially by each of them as of March 15, 1994. Each of the nominees has consented to serve as a member of the Board of Directors if elected.

                    The persons named in the proxies will vote the shares represented thereby for the election of the foregoing named nominees except where authority has been withheld as to a particular nominee or as to all such nominees. Should any nominee decline or be unable to serve as a director of the Company, which is not anticipated, the persons named in the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR OF THE COMPANY.


















                      THE BOARD OF DIRECTORS AND ITS COMMITTEES

                    The Board of Directors of the Company (sometimes referred to herein as the "Board") held five meetings and acted by written consent on 20 occasions during 1993. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1993, no director attended fewer than 75% of the aggregate of the meetings of the Board and all Committees on which he served, except for Mr. Connally, who due to illness, attended 50% of such meetings.

                    The Board of Directors of the Company has the following standing committees: Executive, Audit, Compensation, and Conflicts and Compliance Committees. The Board of Directors of the Company does not have a standing nominating committee nor does it have any committee performing a similar function.

                    The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. Its current members are Messrs. Hurwitz (Chairman) and Levin. The Executive Committee held no meetings during 1993.

                    The Audit Committee presently consists of Messrs. Levin (Chairman) and Rosenberg. The Audit Committee meets with appropriate Company financial and legal personnel, internal auditors and independent public accountants and reviews the internal controls of the Company and the objectivity of its financial reporting. This Committee recommends to the Board the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The independent public accountants periodically meet privately with the Audit Committee and have access to the Audit Committee at any time. The Audit Committee met on two occasions during 1993.

                    The Compensation Committee reviews and advises management, makes recommendations to the Board of Directors, and reviews and approves proposals regarding the establishment or change of benefit plans, salaries or other compensation afforded the executive officers and other employees of the Company. Messrs. Cruikshank, Levin (Chairman) and Rosenberg currently serve as members of this Committee. The Compensation Committee met on three occasions during 1993.

                    The Conflicts and Compliance Committee has the authority to interpret, administer and enforce the guidelines set forth in the Company's Code of Business Conduct. In addition, it has the power to make new rules and guidelines, relating to the administration or violation of such Code. The Conflicts and Compliance Committee reports its activities to the Board of Directors on a regular basis. This Committee currently consists of Messrs. Cruikshank, Levin and Rosenberg (Chairman) and met on five occasions during 1993.















          DIRECTOR COMPENSATION

                    Directors who were not employees of or consultants to the Company received a retainer of $30,000 for the 1993 calendar year and no additional compensation for attending Committee meetings. Directors were reimbursed for travel and other disbursements relating to Board and Committee meetings. Fees to directors who were also employees of or consultants to the Company were deemed to be included in their salary or consulting fees. Beginning in 1994, non-employee directors of the Company who also serve as directors of the Company's majority owned subsidiaries, Kaiser Aluminum Corporation ("Kaiser") and/or Kaiser Aluminum & Chemical Corporation ("KACC"), may also be paid and reimbursed for expenses pertaining to their services in such capacities.

                    In November 1988, MAXXAM Group Inc. ("MGI"), a wholly owned subsidiary of the Company, entered into a one-year consulting agreement with one of the Company's former directors, John B. Connally, under which Mr. Connally received $250,000. The agreement was subsequently renewed each year on the same terms and was effective until June 1993.














































                                 PROPOSAL TO APPROVE
                           THE MAXXAM 1994 OMNIBUS EMPLOYEE
                                  INCENTIVE PLAN AND
                             THE MAXXAM 1994 NON EMPLOYEE
                                    DIRECTOR PLAN

                    On March 30, 1994, the Compensation Committee (the "Committee") recommended to the Board the adoption of the MAXXAM 1994 Omnibus Employee Incentive Plan (the "Omnibus Plan") and the MAXXAM 1994 Non Employee Director Plan (the "Director Plan") (collectively, the "New Plans"). As of March 30, 1994, the Board adopted the New Plans, and is hereby submitting the New Plans for approval by the stockholders of the Company. COPIES OF THE NEW PLANS AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY AT 5847 SAN FELIPE, SUITE 2600, P.O. BOX 572887, HOUSTON, TEXAS 77257-2887,
          ATTENTION: BYRON L. WADE, OR CALLING (713) 267-3670. The following descriptions of the New Plans are qualified in their entirety by reference to the full text of the New Plans.

                    The purpose of the New Plans is to benefit the Company, its subsidiaries and stockholders by encouraging and providing for the acquisition of an equity interest in the Company by its middle and executive management and non employee directors, and is intended to advance the best interests of the Company by increasing such individuals proprietary interest in the success of the Company and its subsidiaries. The Board also believes that the New Plans will advance the interests of the Company and its stockholders by enabling the Company to attract and retain the services of key employees and non-employee directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. A similar employee incentive plan was adopted during 1993 for eligible employees of Kaiser and its subsidiaries. There are three non employee directors eligible to participate in the Director Plan, and there are approximately 30 employees eligible to participate in the Omnibus Plan.

          THE OMNIBUS PLAN

               GENERAL PROVISIONS

                    The Omnibus Plan will be administered by the Committee or a designated subcommittee thereof. (For simplicity, the Committee or any designated subcommittee thereof shall be hereafter referred to interchangeably as the "Committee"). It is the intention of the Board that the Omnibus Plan be formulated, adopted and administered in a manner which will allow for transactions under it to be exempt employee benefit transactions under Rule 16b-3 in effect from time to time under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, no person shall serve on the Committee who has received any grant or award under the Omnibus Plan within one year prior to his/her appointment nor shall any person receive a grant or award under the Omnibus Plan while a member of the Committee. Further, the Committee must be comprised solely of at least two "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may select participants for awards from among those employees of the Company recommended by the Chief Executive Officer of the Company who are, in the opinion of the Committee, key employees in a position to contribute materially to the Company's continued growth and development and to its long-term success.

                    The Committee will have discretion to make awards under the Omnibus Plan. In making awards, the Committee will have flexibility in choosing from a variety of stock-based incentive alternatives and in setting the vesting schedules of any such award. The Omnibus Plan allows for the grant of incentive stock options ("ISOs"), nonstatutory stock options, stock appreciation rights ("SARs"), performance units, performance shares, restricted stock and unrestricted stock; however, it is not contemplated that any participant will receive awards from all categories available under the Omnibus Plan. Up to 1,000,000 shares of Common Stock and 1,000,000 shares of preferred stock of the Company (collectively, the "Capital Stock") will be reserved for awards or for payment of rights granted under the Omnibus Plan (subject to adjustment in the event of certain changes in the capitalization of the Company). Payments under the Omnibus Plan for other than direct awards of stock may be made in cash, in stock or partly in each, at the discretion of the Committee. If any award terminates or lapses prior to the expiration or earlier termination of the Omnibus Plan, the shares of Capital Stock subject to the award will be available again for award under the Omnibus Plan (except in the case of a stock option as to which a related SAR has been exercised).

                    The Omnibus Plan will become effective upon stockholder approval and will expire on December 31, 2003. Awards made under the Omnibus Plan prior to its termination shall remain in effect until they shall have been exercised, satisfied or terminated as set forth in the Omnibus Plan. The Board of Directors may suspend or terminate the Omnibus Plan at any time prior to its expiration. Any amendment increasing the aggregate number of shares of stock which may be issued pursuant to ISOs or making certain other material changes shall require stockholder approval. However, no plan amendment may adversely impact a previously granted award made under the Omnibus Plan without consent of the grantee.

                    Awards under the Omnibus Plan (other than direct grants of stock or stock obtained as payment through exercise of a Omnibus Plan award) may not be transferred except by will or the laws of descent and distribution. Stock obtained under the Omnibus Plan may be subject to restrictions and recipients will be subject to reporting and disposition restrictions under
          Section 16 of the Exchange Act and related insider trading laws.














               STOCK OPTIONS

                    The Committee may grant options to purchase shares of Capital Stock. Such options may be nonstatutory or nonqualified stock options and ISOs pursuant to Section 422 of the Code.

                    The option price for any option may not be less than the par value of Capital Stock and ISOs granted under the Omnibus Plan may not utilize an exercise price which is less than the fair market value of Capital Stock on the date of the grant. The option price may be paid in cash, in previously acquired Capital Stock held for at least six (6) months and with a fair market value on the date of exercise equal to the option price, or by combination of cash and Capital Stock. The Committee may also approve other forms of payment. Options may not be exercised sooner than one year or more than ten years from the date of grant.

               STOCK APPRECIATION RIGHTS

                    The Committee may grant SARs in conjunction with, or apart from, stock options. An SAR entitles the grantee to receive a payment from the Company equal to the excess of the fair market value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee. The Committee may establish a maximum appreciation value when granting SARs. Payment for SARs may be made in cash only, Capital Stock, or a combination thereof, at the discretion of the Committee. SARs may not be exercised sooner than one year or more than ten years from the date of grant.

               RESTRICTED STOCK

                    The Committee may grant shares of restricted Capital Stock under the Omnibus Plan. The Committee may make the grant of restricted stock subject to various conditions including the participant remaining employed by the Company for a number of years. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares but shall not be entitled to receive dividends and other distributions paid, if any, with respect to those shares during the period of restriction. A holder of restricted stock may not sell or otherwise transfer the Capital Stock until the restrictions have lapsed or have been removed.

               PERFORMANCE UNITS AND PERFORMANCE SHARES

                    The Committee may grant performance units and performance shares under the Omnibus Plan. In such event, the Committee will establish a performance period over which corporate, business unit or individual performance goals set by the Committee will be measured. At the end of the performance period, the performance units or performance shares will be paid out at their initial established values, increased or decreased, as the case may be, based upon performance above or below target levels. Payment may be made in cash, Capital Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or in installments at the Committee's discretion. In the event payment is deferred, interest or dividend equivalents may be paid to participants.

               UNRESTRICTED STOCK

                    Unrestricted shares of Capital Stock also may be awarded under the Omnibus Plan, as well as upon the exercise of stock options, in connection with distributions due on the exercise of SARs or as payment on performance units or performance shares.

               RIGHTS TO GRANTS UPON TERMINATION OF EMPLOYMENT

                    In the event a participant's employment is terminated by reason of death or disability, vested options or other vested rights under the Omnibus Plan may be exercised within twelve months of termination (or within three years in the event of retirement), or the remaining term of the option or right, whichever is shorter. If employment is terminated for any other reason, options or rights may be exercised for three months, or the remaining term of the option or right, whichever is shorter, except that participants who are terminated for cause immediately forfeit all exercise rights. In the event a participant dies, becomes disabled or retires after having reached normal retirement age for pension purposes, a portion of such person's granted shares of restricted stock will become free of restrictions, and a portion of such person's granted stock options, SARs, performance units or performance shares shall vest. Such portion shall be equal to the number of shares subject to such grants multiplied by the number of full months elapsed between the date of grant and the date of death, disability or retirement, divided by the number of full months of the period for which such grants were to have been restricted or to have remained unvested. The remaining portion of such grants shall be forfeited. In the event of retirement before normal retirement age, all such grants shall continue to be subject to their respective conditions, vesting schedules and restrictions, including any requiring continued employment. In the event a participant's employment is terminated, include retirement but other than for cause, the Committee may, in its discretion, waive any applicable forfeiture, vesting requirements or restrictions as it deems appropriate.

               CERTAIN TAX CONSEQUENCES

                    The following summary is a general discussion of certain Federal income tax consequences expected to result to the Company and participants of the Omnibus Plan in connection with certain awards granted under the Omnibus Plan. This discussion is based upon provisions of the Code, the regulations, administrative rulings and judicial decisions in effect at the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or different interpretations.



                    The grant of a nonstatutory stock option creates no taxable income to a participant. Upon exercise of a nonstatutory stock option, a participant will generally recognize ordinary income to the extent that the fair market value of the stock on the date of exercise exceeds the option price. When the stock is eventually sold, a participant recognizes capital gain or loss to the extent that the sale price differs from the fair market value of the stock on the date of exercise. To the extent that a participant recognizes ordinary income, the Company will generally receive a corresponding tax deduction.

                    The grant and the exercise of an ISO generally creates no regular taxable income to a participant. When the stock is eventually sold, a participant recognizes capital gain to the extent that the sale price exceeds the option price, provided the participant has held the stock for at least two years from the date of the grant of the stock option and at least one year from the date of its exercise. If the holding period requirements are not met, a participant recognizes ordinary income in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price, or (ii) the amount realized on disposition over the option price. Any excess of the sale price over the fair market value of the stock on the date of exercise is taxed as capital gain to the participant. The Company generally receives a corresponding tax deduction to the extent that the gain recognized by the participant is treated as ordinary income. The excess of the fair market value of the stock on the date of exercise over the option price is included in alternative minimum taxable income, possibly subjecting a participant to alternative minimum tax.

                    The grant of performance units or performance shares creates no taxable income to the participant. Upon payment of such awards, the amount of cash and/or the fair market value of stock received by the participant will generally be recognized as taxable ordinary income and the Company will generally receive a corresponding tax deduction.

                    The grant of SARs creates no taxable income to the participant. Upon the exercise of SARs, the amount of cash and/or the fair market value of stock received by the participant will generally be recognized as taxable ordinary income and the Company will generally receive a corresponding tax deduction.

                    Restricted stock is generally not taxable to a participant until the restricted stock is no longer subject to restrictions or to a substantial risk of forfeiture. A participant may elect under Section 83(b) of the Code, however, to have an amount equal to the difference between the fair market value of the stock on the date of grant and the participant's cost, if any, taxed as ordinary income at the time of the grant, with any future appreciation taxed as capital gain. In the absence of such an election, upon lapse of the restrictions or a substantial risk of forfeiture, a participant recognizes ordinary income to the extent that the fair market value of the stock on the date the restrictions lapse exceeds the participant's cost, if any. Subsequent appreciation in the value of the restricted stock is taxable as capital gain to the participant when recognized. To the extent that a participant recognizes ordinary income, the Company will generally receive a corresponding tax deduction.

                    Unrestricted stock is generally taxable to a participant upon receipt in an amount equal to the difference between the fair market value of the stock on the date of grant and the participant's cost, if any. Any such amount is taxed as ordinary income at the time of the grant, with any future appreciation taxed as capital gain when recognized. The Company generally receives a tax deduction in the amount of ordinary income recognized by the participant.

               COMPENSATION DEDUCTION LIMITATION

                    In the 1993 Omnibus Budget Reconciliation Act ("OBRA"), Congress limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executive officers effective January 1, 1994. OBRA provides an exception from this limitation for certain "performance based" compensation, if various requirements are satisfied. The Omnibus Plan is designed to give the Committee flexibility to satisfy this exception for certain grants thereunder whereby the compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant.

                    APPROVAL OF THE OMNIBUS PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S CAPITAL STOCK REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVING THE OMNIBUS PLAN.

          THE DIRECTOR PLAN

               GENERAL PROVISIONS

                    The Director Plan is designed to be a formula plan and will be administered by the Board of Directors. Non-qualified stock options to purchase 500 shares of Common Stock shall be granted to each new non employee director the day following the Annual Meeting at which such director is first elected or appointed to the Board as a director. Thereafter, each eligible non employee director shall receive annual option grants the day following the Annual Meeting to purchase 300 shares of Common Stock. Assuming stockholder approval of the Director Plan, options to purchase 500 shares of Common Stock shall be granted to each non-employee director on the day following the Annual Meeting.

                    Under the Director Plan, options are granted for a term of ten years and become cumulatively exercisable as to 25 percent of the shares of Common Stock on each of the first, second, third and fourth anniversaries of the date of grant. No stock option can be exercised earlier than six months from the date of grant. An option granted under the Director Plan will terminate on the earlier of the date of expiration or one year after the date of ceasing to serve as a director. Special rules also apply if an optionee dies or if the optionee has ceased to serve as a director on or after attaining the age of sixty five years. Options granted under the Director Plan will not be transferable other than by will or under the laws of descent and distribution and will be exercisable only by him or his legal guardian or representative during his lifetime. No option, however, may be exercised more than ten years after the date of grant under the Director Plan.

                    The exercise price per share of Common Stock for an option granted under the Director Plan may not be less than the fair market value of a share of Common Stock on the date such option is granted. Under the Director Plan, the option price may be paid either in cash or (unless the option provides otherwise and subject to certain restrictions) by tendering Common Stock having a value equal to the option price.

                    Under the Director Plan, the total amount of Common Stock with respect to options which may be granted shall not exceed 35,000 shares. Only non employee directors of the Company are eligible to participate in the Director Plan, of which there are currently only three. In the event an option expires or is terminated or cancelled, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Director Plan. Options will not be granted subsequent to December 31, 2003.

                    Adjustments will be made under the Director Plan in the number of shares of Common Stock which are issuable upon exercise of options and in the price per share thereof to protect the holders of options against dilution in the event of any subdivision or consolidation of Common Stock or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company. Adjustments will also be made as necessary in the event of mergers, consolidations and sales of substantially all the assets of the Company. In the event of a sale or merger or consolidation in which the Company is not the surviving corporation or if the Company sells substantially all of its assets and is liquidated, however, the holder of an option under the Director Plan shall have the right to exercise any non qualified option held for at least six months (and any incentive option held for at least one year) in full during the period preceding the effective date of such merger, consolidation or sale and liquidation.

                    The Board of Directors has the power to amend, terminate or suspend the Director Plan; provided, however, that to the extent required to qualify the plan under Rule 16b 3 of the Securities Exchange Act of 1934, as amended and as may be amended from time to time, the Board may not materially increase the aggregate number of shares of Common Stock which may be issued under either plan, materially modify the requirements as to eligibility for participation in the plan or materially increase the benefits accruing to participants under the plan, without stockholder approval, and provided further that the Board may not amend the plan more than once every six months that would change the amount, price or timing of the initial and annual grant other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder.

               CERTAIN TAX CONSEQUENCES

                    The Federal income tax consequences expected to result to the Company and participants of the Director Plan are similar to those discussed previously for the Omnibus Plan.

                    APPROVAL OF THE DIRECTOR PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S CAPITAL STOCK REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVING THE DIRECTOR PLAN.

          NEW PLAN BENEFITS TABLE

                    As of the date of this proxy statement, the following table sets out the determinable number of shares of Common Stock that will be issued or allocated to each of the named executive officers and the following groups under the Omnibus Plan and the Director Plan:





























                                                   Omnibus Plan                     Director Plan
                                        ---------------                   ---------------
                                                               Number of                         Number of
                Name and Position         Dollar Value ($)       Shares      Dollar Value ($)      Shares
           ---------------------------  -------------------   ---------   -------------------   --------
           Charles E. Hurwitz,
                Chairman of the Board,
                Chief Executive
                Officer, President and
                Director . . . . . . .              - (1)(2)    50,000                  $-0-         -0-
           Anthony R. Pierno,
                Senior Vice President
                and General Counsel  .             -0-             -0-                   -0-         -0-
           John T. La Duc,
                Senior Vice President
                and Chief Financial
                Officer  . . . . . . .             -0-             -0-                   -0-         -0-
           Paul N. Schwartz,
                Senior Vice President,
           Corporate Development . . .             -0-             -0-                   -0-         -0-
           Executive Group . . . . . .              - (1)(2)    50,000                   -0-         -0-
           Non-Executive Director Group
                                                   -0-             -0-                    - (1)    1,500
           Non-Executive Officer
           Employee Group  . . . . . .             -0-             -0-                   -0-         -0-


          --------------------
          (1)  The actual value grantees may realize, if any, will be the market price per share of Common Stock on the date of exercise less the exercise price, which is or will be the closing price on the date of grant as reported on the American
          Stock Exchange.  The closing price per share of the Common Stock on April 6, 1994, as reported in The Wall Street
          Journal was $36.00
          (2)  Exercise price will be $35.50 per share.



































































               PROPOSAL TO APPROVE THE MAXXAM 1994 EXECUTIVE BONUS PLAN

                    The MAXXAM 1994 Executive Bonus Plan (the "Executive Plan") was also recommended by the Committee, and adopted by the Board subject to stockholder approval, on March 30, 1994, and is hereby submitted to the stockholders of the Company for approval.

                    The purpose of the Executive Plan will be to provide performance incentives to participants while securing, to the extent practicable, a tax deduction by the Company for payments of additional incentive compensation to each participant. Participants in the Executive Plan will be those officers whose base salary is equal to or in excess of $600,000. The Executive Plan will be administered by the Compensation Committee or a designated subcommittee thereof, again, comprised solely of at least two "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code. Upon stockholder approval, the Executive Plan will become effective retroactive to January 1, 1994.

                    Prior to the first day of each fiscal year, the Committee will set specific performance goals for each participant for such year under each of the following business criteria: (a) improvement in consolidated financial results, (b) the completion of specific business development project(s), (c) the completion of one or more transactions involving an acquisition or disposition of securities or assets with a fair market value greater than $100 million, (d) improvement in earnings per share, and (e) the achievement of a predetermined level of net income or loss for the principal divisions of the Company. Pursuant to transition rules in the proposed regulations, the specific goals for 1994 were set by the Committee prior to April 1, 1994.

                    For each specific performance goal, a predetermined bonus amount can be earned by the participant upon achievement of such goal. The Executive Plan will be a cash-only bonus plan under which bonuses earned by each participant thereunder may not exceed an aggregate of $3,000,000 per fiscal year. The Committee has absolute discretion to reduce any bonus payments earned under the Executive Plan.

                    The Board of Directors may terminate, suspend or amend the Plan, in whole or part, at any time, including the adoption of amendments deemed necessary or advisable provided stockholder approval is obtained if required by Section 162(m) of the Code.

                    APPROVAL OF THE EXECUTIVE PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S CAPITAL STOCK REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVING THE EXECUTIVE PLAN.
















                           EXECUTIVE OFFICERS AND DIRECTORS

                    The following table sets forth certain information, as of the record date, with respect to the executive officers and directors of the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.






























































                    NAME                     POSITIONS AND OFFICES WITH THE COMPANY
           ------------------      -------------------------------------------------------
           Charles E. Hurwitz      Chairman of the Board, Chief Executive Officer,
                                   President and Director
           John T. La Duc          Senior Vice President and Chief Financial Officer

           Anthony R. Pierno       Senior Vice President and General Counsel
           Paul N. Schwartz        Senior Vice President -- Corporate Development
           Robert E. Cole          Vice President -- Federal Government Affairs
           Diane M. Dudley         Vice President -- Chief Personnel Officer
           Robert W. Irelan        Vice President -- Public Relations

           Jacques C. Lazard       Vice President and Corporate Controller*
           Ronald L. Reman         Vice President -- Taxes
           Byron L. Wade           Vice President, Secretary and Deputy General Counsel
           Robert J. Cruikshank    Director
           Ezra G. Levin           Director
           Stanley D. Rosenberg    Director


          --------------------
               * Mr. Lazard elected to leave the employment of the Company effective March 31, 1994.

























                    Charles E. Hurwitz. Mr. Hurwitz, age 53, has served as a member of the Board of Directors and the Executive Committee of the Company since August 1978 and was elected as Chairman of the Board and Chief Executive Officer of the Company in March 1980. Since January 1, 1993, Mr. Hurwitz has also served the Company as President. Mr. Hurwitz has also served as a director and Chairman of the Board of SHRP, Inc. ("SHRP"), the sole general partner of Sam Houston Race Park, Ltd., a Texas limited partnership, which has been granted a license to operate a horse racing facility in Harris County, Texas. Mr. Hurwitz has served as a director of Kaiser since October 1988 and of KACC since November 1988. Since May 1982, Mr. Hurwitz has been Chairman of the Board and Chief Executive Officer, and since January 1, 1993, President, of MGI. From May 1986 until February 1993,
          Mr. Hurwitz served as a director of The Pacific Lumber Company ("Pacific Lumber"), a subsidiary of the Company engaged in forest products operations, and from December 31, 1992 until February 1993, he served as Chairman of the Board of Pacific Lumber.
          Mr. Hurwitz has been, since January 1974, Chairman of the Board and Chief Executive Officer of Federated Development Company ("Federated"), a New York business trust primarily engaged in the management of real estate investments.

                    John T. La Duc. Mr. La Duc, age 51, has served as Senior Vice President and Chief Financial Officer of the Company since September 1990, and as Vice President and Chief Financial Officer of MGI since October 1990. Mr. La Duc has also been Chief Financial Officer of Kaiser since May 1990 and a Vice President since June 1989. He has also served as a Vice President since June 1989 and Chief Financial Officer since January 1990 of KACC. From January 1, 1993 until April 5, 1993, Mr. La Duc served as Treasurer of Kaiser and KACC, having previously served as Treasurer of Kaiser and KACC from September 1987 to May 1990 and January 1990, respectively, and Assistant Treasurer of Kaiser from February 1987 to September 1987.
          Mr. La Duc was Assistant Treasurer and Treasurer, International Operations of KACC from 1981 until 1987. Mr. La Duc also currently serves as a director, Vice President and Chief Financial Officer of Pacific Lumber and its wholly owned subsidiary, Scotia Pacific Holding Company ("Scotia Pacific").

                    Anthony R. Pierno. Mr. Pierno, age 61, serves as Senior Vice President and General Counsel of the Company, positions he has held since February 1989. He also serves as Vice President and General Counsel of MGI, Pacific Lumber and Scotia Pacific and as a director of Pacific Lumber since November 1993. Additionally, Mr. Pierno has served as Vice President and General Counsel of Kaiser and KACC since January 1992. Immediately prior to joining the Company, Mr. Pierno served as partner in charge of the business practice group in the Los Angeles office of the law firm of Pillsbury, Madison & Sutro since 1986. He has served as the Commissioner of Corporations of the State of California and as Chair of several committees of the State Bar of California. Mr. Pierno is Chairman of the Board of














          Trustees of Whittier College, and a former member and past Chairman of the Board of Trustees of Marymount College.

                    Paul N. Schwartz. Mr. Schwartz, age 47, has served as Senior Vice President--Corporate Development of the Company since June 1987, after serving as Vice President--Corporate Development of the Company from July 1985 to June 1987. Mr. Schwartz has served as a Vice President of MGI and Pacific Lumber since May 1987 and January 1987, respectively. He also serves as Chairman of the Board and sole executive officer of United Financial Group, Inc., a Delaware public corporation, and as a director of Pacific Lumber and Scotia Pacific since February 1993. Since July 1993, Mr. Schwartz has served as a director and Executive Vice President of SHRP.

                    Robert E. Cole. Mr. Cole, age 47, has served the Company as Vice President--Federal Government Affairs since September 1990. Since March 1981, Mr. Cole has also served as a Vice President of KACC. In addition, Mr. Cole has served as Vice President--Federal Government Affairs for MGI and Pacific Lumber since September 1990. He also currently serves as Treasurer and as a director of National Environmental Development Association, and as a director, Secretary and Treasurer of Global Climate Coalition, both of which are 501(c)(6) organizations.

                    Diane M. Dudley. Ms. Dudley, age 53, was named Vice President--Chief Personnel Officer in May 1990. From June 1987 until May 1990, she was Vice President--Personnel and Administration of the Company. From December 1983 until June 1987, Ms. Dudley served as Assistant Vice President--Personnel of the Company.

                    Robert W. Irelan. Mr. Irelan, age 57, has served the Company as Vice President--Public Relations since September 1990.

          He has also been Vice President--Public Relations of MGI and Pacific Lumber since September 1990, and Vice President--Public Relations of KACC since February 1988. From June 1985 to February 1988, Mr. Irelan served as Divisional Vice President-- Corporate Public Relations of KACC, and from 1968 to June 1985 he served KACC and certain affiliated companies in a variety of positions.

                    Jacques C. Lazard. Mr. Lazard, age 42, served as Controller of the Company from February 1982 until May 1990 when he was named Corporate Controller. In June 1987, he was elected a Vice President of the Company. He previously had served as an Assistant Vice President of the Company from December 1983 to June 1987. Mr. Lazard served as Vice President--Controller of MGI and as Vice President of Pacific Lumber from June 1988. From May 1987 until June 1988, Mr. Lazard served as Controller of MGI.

          In November 1992, Mr. Lazard was elected a Vice President of Scotia Pacific. He also served as a director, Vice President and














          Controller of certain subsidiaries of the Company engaged in real estate operations. Mr. Lazard resigned all his positions with the Company and its subsidiaries as of March 31, 1994.

                    Ronald L. Reman. Mr. Reman, age 36, was named Vice President--Taxes of the Company in September 1992. Prior to September 1992, he had served the Company as Director of Taxes since joining the Company in October 1986. From July 1984 until October 1986, Mr. Reman was a Senior Manager in the Tax Department of the New York office of Price Waterhouse after having served seven years with the New York office of Coopers & Lybrand, both of which are accounting firms. Mr. Reman also serves as Vice President--Taxes of MGI and certain other subsidiaries of the Company, and as Assistant Treasurer of Kaiser and KACC.

                    Byron L. Wade. Mr. Wade, age 47, has served as Vice President and Deputy General Counsel of the Company since May 1990, and Secretary of the Company since October 1988. Mr. Wade has also served as Vice President and Secretary of Kaiser and KACC since January 1992, and Deputy General Counsel of Kaiser and KACC since May 1992 and June 1992, respectively. Since November 1992, he has been Vice President, Secretary and Deputy General Counsel of Scotia Pacific. In addition, Mr. Wade has served as a director, Vice President and Secretary of SHRP since July 1993. He was Assistant Secretary of the Company from November 1987 to October 1988 and Assistant General Counsel from November 1987 until May 1990. Mr. Wade has served as a Vice President of Pacific Lumber since June 1990 and as a Vice President of MGI since July 1990. He had previously served as Vice President, Secretary and General Counsel of MCO Resources, Inc., a publicly-traded oil and gas company, which was majority owned by the Company.

                    Robert J. Cruikshank. Mr. Cruikshank, age 63, was elected a director of the Company at the Company's Annual Meeting in May 1993. In addition, he was appointed a director of Kaiser and KACC on January 26, 1994. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement in March 1993. Prior to its merger with Touche Ross & Co. in December 1989, Mr. Cruikshank served as Managing Partner of Deloitte Haskins & Sells from June 1974 until the merger and served on such firm's board of directors from 1981 to 1985. Mr. Cruikshank also serves as a director of Houston Industries Incorporated, a public utility holding company with interests in electric utilities, cable television, coal and transportation businesses; Compass Bank of Texas; and Texas Biotechnology Incorporated.

                    Ezra G. Levin. Mr. Levin, age 60, was first elected a director of the Company in May 1978. Mr. Levin is a nominee for reelection as a director of the Company to serve until the 1997 Annual Meeting of Stockholders. He is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel. Mr. Levin














          also serves as a trustee of Federated and as a director of MGI, Kaiser, KACC, Pacific Lumber, Scotia Pacific and UMB Bank and Trust Company.

                    Stanley D. Rosenberg. Mr. Rosenberg, age 62, was first elected to the Board of Directors of the Company in June 1981.
          He is a partner in the law firm of Rosenberg, Tuggey, Agather & Rosenthal. Mr. Rosenberg was a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in 1971 until February 1990, at which time he assumed through June 30, 1993, the position Of Counsel with that firm.

























































                                PRINCIPAL STOCKHOLDERS

                    As of March 15, 1994, Federated and various other persons and entities beneficially owned, in the aggregate, 2,747,994 shares, or approximately 31.3% of the Company's outstanding Common Stock, and 658,050 shares, or approximately 97.0%, of the Company's outstanding Class A Preferred Stock. Based on the information contained in a statement on Schedule 13D filed with the Securities and Exchange Commission and information otherwise available to the Company, such persons may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Exchange Act. The shares directly held by members of the Stockholder Group are as follows: Federated--1,740,626 shares of Common Stock and 656,853 shares of Class A Preferred Stock (approximately 19.9% and 96.8%, respectively, of the outstanding shares); Charles E. Hurwitz--1,006,016 shares of Common Stock and 1,064 shares of Class A Preferred Stock (approximately 11.7% and less than 1%, respectively, of the outstanding shares); James H. Paulin, Jr., Secretary and Treasurer of Federated--352 shares of Common Stock and 133 shares of Class A Preferred Stock (less than 1% of the respective outstanding shares); and Ezra G. Levin--1,000 shares of Common Stock (less than 1% of the outstanding shares). Federated shares include exercisable options to purchase 71,175 shares of Common Stock, which shares Federated and Mr. Hurwitz are deemed to own beneficially. Messrs. Hurwitz and Levin serve as trustees of Federated, and Mr. Hurwitz, together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated, and his positions include Chairman of the Board and Chief Executive Officer of the Company and Federated and membership on the Company's Executive Committee. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.

                    The following table sets forth, as of March 15, 1994, the beneficial ownership of the Company's Common Stock and Class A Preferred Stock by (i) those persons known by the Company to own beneficially more than 5% of the shares of each class then outstanding, (ii) each of the named executive officers (other than Mr. Hurwitz), and (iii) all directors and officers of the Company as a group.


























                                                                                       Amount and
                                                                                        Nature of          Percent    Combined
                                                                                       Beneficial             of       Voting
                          Beneficial Owner                    Title of Class          Ownership(1)          Class     Power(2)
          ----------------------------------------------   -------------------- -----------------------  ----------  ---------
          Federated Development Company (3)                Common Stock               1,740,626(4)           19.9%
                                                           Class A                                                       53.4%
                                                            Preferred Stock             656,853              96.8%
          The Stockholder Group(3)                         Common Stock               2,747,994(4)(5)        31.3%
                                                           Class A                                                       59.9%
                                                            Preferred Stock             658,050              97.0%
          Harold C. Simmons, Kronos, Inc.,                 Common Stock               1,278,150(6)           14.7%        8.2%
               The Combined Master Retirement Trust,
               NL Industries, Inc. and related entities
          Robert J. Cruikshank                             Common Stock                    None              --          --
          Charles E. Hurwitz                               Common Stock               2,746,642(4)(5)(7)     31.3%
                                                           Class A                                                       59.9%
                                                            Preferred Stock             657,917              97.0%

          John T. La Duc                                   Common Stock                     491(8)            *           *
          Ezra G. Levin                                    Common Stock                   1,000(7)            *           *
          Anthony R. Pierno                                Common Stock                     -0-(8)           --          --
          Stanley D. Rosenberg                             Common Stock                   2,000               *           *
          Paul N. Schwartz                                 Common Stock                  11,977(9)            *           *
          Byron L. Wade                                    Common Stock                     737(8)            *           *
          All directors and executive officers of the      Common Stock               2,768,228(4)(5)(10)    31.6%
          Company as a group (13 persons)                  Class A                                                       60.1%
                                                            Preferred Stock             657,917(11)          97.0%




















          --------------------
          *    Less than 1%.

          (1)  Except as may otherwise be indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table.

          (2)  The Company's Class A Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of the Company's stockholders.

          (3)  The address of Federated is 5847 San Felipe, Suite 2600, Houston, Texas 77057.  The address of the Stockholder
          Group is c/o Ezra Levin, Esq., Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York
          10022.

          (4)  Includes 71,175 shares of Common Stock which may be acquired in exchange for 7% Cumulative Exchangeable Preferred
          Stock of MCO Properties, Inc. owned by Federated.

          (5)  Includes as of December 31, 1993 (a) 1,669,451 shares of Common Stock and 656,853 shares of Class A Preferred
          Stock, respectively, owned by Federated as to which Mr. Hurwitz possesses voting and investment power, (b) 1,526 shares of Common Stock owned by Mr. Hurwitz's spouse as separate property, (c) 46,500 shares of Common Stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, and (d) 158,564 shares of Common Stock owned by 1992 Hurwitz Investment Partnership, L.P., of which 79,282 shares are owned by Mr. Hurwitz's spouse as separate property.

          (6)  Information set forth herein is based solely on the Schedule 13D filed with the Securities and Exchange Commission on June 30, 1989, as amended through March 15, 1994 (the "Schedule 13D").  The Schedule 13D was filed by Harold C.
          Simmons, Kronos, Inc. ("Kronos"), NL Industries, Inc. ("NL"), The Combined Master Retirement Trust (the "Trust") and
          certain related entities, reporting beneficial ownership of the Company's Common Stock.  The Schedule 13D states that
          Kronos and the Trust are the direct beneficial owners of 250,900 and 1,027,250 shares of the Company's Common Stock, respectively.  The Schedule 13D also states that Mr. Simmons may be deemed to have the direct power to vote and direct the disposition of the shares of the Company's Common Stock held by the Trust and that Mr. Simmons and the entities other than Kronos who filed the Schedule 13D may be deemed to share the indirect power to vote and direct the disposition of the shares of the Company's Common Stock held by Kronos.  Mr. Simmons disclaims beneficial ownership of all of such shares of the Company's Common Stock.  The address of Mr. Simmons and the Trust is Three Lincoln Centre,
          5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240.  The address of Kronos and NL is 3000 North Sam Houston Parkway East,
          Houston, Texas 77032.

          (7)  Does not include shares owned by other members of the Stockholder Group.















          (8)  Represents the number of shares such person would have received on March 15, 1994 for his exercisable stock appreciation rights (excluding SARs payable in cash only) if such rights had been paid solely in shares of Common Stock.

          (9)  Includes 1,228 shares representing the number of shares Mr. Schwartz would have received on March 15, 1994 for his exercisable stock appreciation rights (excluding SARs payable in cash only) if such rights had been paid solely in shares of Common Stock.

          (10) The Stockholder Group beneficially owns 2,747,994 of such shares.  As to the remaining shares, the directors and officers owning such shares have sole voting and investment power with respect to all such shares except 10,749 owned by a trust of which an officer and his spouse are trustees.

          (11) All of such shares are beneficially owned by the Stockholder Group.








































                                EXECUTIVE COMPENSATION

          SUMMARY COMPENSATION TABLE

                    The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1993:



























































                                                                                    Long-Term Compensation
                                                                            ----------------------------------
                                              Annual Compensation                   Awards             Payouts
                                    -------------------------------------   -------------------   -------------
               (a)             (b)       (c)          (d)          (e)           (f)        (g)          (h)              (i)
                                                                  Other      Restricted
                                                                 Annual         Stock    Options/        LTIP          All Other
             Name and                  Salary        Bonus    Compensation    Award(s)     SARs        Payouts       Compensation
        Principal Position    Year       ($)          ($)       ($)(1)(2)        ($)        (#)          ($)            ($)(1)
     ---------------------  ------  -----------  ----------   ------------  -----------  -------- ---------------  --------------
     Charles E. Hurwitz,      1993   $590,000     $400,000        $-0-            $-0-     50,000         $-0-         $97,494(3)
     Chief Executive          1992    558,250      400,000         -0-             -0-        -0-          -0-          88,102(3)
     Officer,
     Chairman of the Board    1991    538,935      375,000         --              -0-        -0-          -0-              --
     and President

     Anthony R. Pierno,       1993    321,232      290,000(4)      -0-             -0-        -0-          -0-          57,179(3)
     Senior Vice President    1992    302,275      265,000(4)      -0-             -0-        -0-          -0-          50,123(3)
     and General Counsel      1991    288,922      265,000(4)      --              -0-        -0-          -0-              --

     Paul N. Schwartz,        1993    256,210      293,000(4)      -0-             -0-        -0-          -0-          47,426(3)
     Senior Vice President-   1992    239,035      216,000(4)      -0-             -0-     25,000          -0-          44,538(3)
     -                        1991    228,488      181,600(4)      --              -0-        -0-          -0-              --
     Corporate Development

     John T. La Duc,(5)       1993    240,000       25,000         -0-             -0-(6)     -0-          -0-(7)        4,872(10)
     Senior Vice President    1992    225,000       45,000         -0-       1,428,967(7)  10,000      192,698(8)        8,469(10)
     and Chief Financial      1991    195,000       53,500         --              -0-        -0-    1,000,000(9)           --
     Officer

     Byron L. Wade            1993    165,833      124,412         -0-             -0-        -0-          -0-          30,955(3)
     Vice President,          1992    156,054       95,000         -0-             -0-     15,000          -0-          28,854(3)
     Secretary
     and Deputy General       1991    149,169       95,000         -0-             -0-        -0-          -0-              --
     Counsel


     --------------------

     (1)  Pursuant to the transition rules effective October 21, 1992, these amounts are excluded for the Company's 1991 fiscal year.

     (2)  Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

     (3)  Reflects the following aggregate amounts accrued in respect of the Company's Revised Capital Accumulation Plan for 1993
          and 1992, respectively, pursuant to which, in general, benefits vesting 10% annually are payable upon termination of employment with the Company; Mr. Hurwitz--$88,500 and $83,738; Mr. Pierno--$48,185 and $45,341; Mr. Schwartz--
          $38,432 and $35,855; and Mr. Wade:  $24,875 and $23,408.  Additionally, these amounts reflect matching contributions by the Company under its 401(k) savings plan for 1993 and 1992, respectively, as follows:  Mr. Hurwitz-- $8,994 and
          $4,364; Mr. Pierno--$8,994 and $4,782; Mr. Schwartz--$8,994 and $8,728; and Mr. Wade--$6,080 and $5,446.

     (4)  Pursuant to the employment agreements of Messrs. Pierno and Schwartz, their personal loans from the
          Company outstanding on the date of such agreements are forgiven at the rate of $15,000 and $20,000, respectively, per year.  These amounts are included here as additional bonus compensation.  See, "Certain Transactions" for discussion on such personal loans.

    (5)  Mr. La Duc received his compensation principally from KACC; however, the Company reimbursed KACC for certain allocable costs associated with the performance of services for the Company by such executive officer.  The table reflects such officer's total compensation, rather than any allocated part of such compensation.

     (6)  At the end of fiscal year 1993, Mr. La Duc held 131,110 shares of restricted common stock of KAC valued at approximately
     $1,179,990 based on the closing price of $9.00 per share.  Restrictions on such shares will be lifted on each December 2, 1994,
     1995 and 1996 as to shares totaling 36,237, 47,436 and 47,437, respectively.  No dividends will be paid to Mr. La Duc in respect of any restricted shares held.

     (7)  Valuation based on the average December 1, through 28, 1992 closing prices of $8.539 per share.  Includes payout during
     1993 of $5,934 of shares of KAC common stock issued in April 1993 as 5% of 1992 distribution, $332,918 of shares of KAC common stock which restrictions were lifted, and $699 cash paid for fractional shares and balance of 1992
     LTIP account.

     (8)  In December 1992, in connection with the adoption, subject to stockholder approval, of the Kaiser 1993 Omnibus Stock
     Incentive Plan (the "Plan"), Kaiser LTIP participants were permitted to elect to receive payment of their LTIP account balances of December 31, 1992 as follows: (i) Amounts earned and vested payable half in cash and half in restricted shares of common stock of Kaiser.  The portion payable in restricted shares of common stock of Kaiser would be divided by the average closing price for the stock for December 1992 through the latest practical date to determine the number of shares granted.
     As implemented, the average December price of $8.539 per share (through December 28, 1992) was utilized.  The portion payable in cash was reduced by 1992 bonuses paid to recipients and by appropriate tax withholdings.  (ii) Amounts earned and unvested as of December 31, 1992 under the Kaiser LTIP would be paid in options or shares of restricted stock under the Plan following its implementation. Restrictions would be removed or options would vest at the rate of 25% each
     December for four (4) years.  (iii) Amounts unearned and unvested as of December 31, 1992 under the Kaiser
     LTIP would be paid in options or shares of restricted stock under the Plan following its implementation.  Restrictions would be removed or options would vest as to 50% thereof in each of December
     1995 and December 1996.  The payments made in accordance with item (i) above were separate and apart from the Plan and are reflected in column (h) of the Summary Compensation Table.  The grants made in accordance with items (ii) and
     (iii) upon Kaiser stockholders' approval of the Plan were 167,346 shares of Kaiser common stock at a dollar value of
     $1,428,967 based on the average December 1992 price of $8.539 per share.  Without such election and subject to certain reductions and limitations, participants were generally entitled to receive the vested portion of their LTIP account balances on the earlier to occur of (a) termination of their employment, (b) termination of the LTIP if prior to December 31, 1996, or (c) April 10, 1997.  Pursuant to
     such election, these amounts were paid half in cash and half in restricted shares of common stock of KAC.

     (9)  Pursuant to 1991 amendments, Kaiser LTIP participants were permitted to elect an accelerated payment option pursuant to which they could receive in December 1991 and April 1992 amounts approximating 95% and 5%, respectively, of the vested portion of the LTIP account balances (excluding bonuses previously paid), subject to certain maximum dollar limitations.  Without such accelerated payment option and subject to certain reductions and limitations, participants were generally entitled to receive the vested portion of their LTIP account balances on the earlier to occur of (a) termination of their employment, (b) termination of the LTIP if prior to December 31, 1993, or (c) April 10, 1994.

     (10) Amount for 1992 includes moving related items of $3,969.  Remaining amount for 1992 and total amount for 1993 are contributions under the KACC 401(k) savings plan by KACC.
























          OPTION/SAR GRANTS TABLE

                    The following table sets forth certain information concerning phantom share rights granted in fiscal year 1993 to any of the named executive officers, of which there was only one:































































                                                                                                                      Grant
                                                     Individual Grants                                              Date Value
           ----------------------------------------------------------------------------------------------------  ----------------
                        (a)                      (b)               (c)              (d)               (e)               (f)
                                                               % of Total
                                                                Options/
                                                                  SARS                                                 Grant
                                                               Granted to       Exercise or                            Date
                                            Options/SARs      Employees in       Base Price       Expiration          Present
                        Name                 Grants (#)          1993(1)         ($/Share)           Date           Value $ (1)
           -----------------------------  ----------------  ----------------  ---------------- ----------------  ----------------
           Charles E. Hurwitz                     50,000          100%             $38.50          12/9/2003         $1,338,800

          --------------------
          (1)  Valuation utilizing Black-Scholes Option Price Model using the following assumptions:  5-year monthly volatility,
          5.92% risk-free rate (10-year Government Bond), no dividend yield and 10-year exercise or expiration date.  No adjustments were made for non-transferability or risk of forfeiture.































                    The SARs set forth in the above table were granted on December 9, 1993 to Mr. Hurwitz under MAXXAM's 1984 Phantom Share Plan. SARs under such plan are exercisable for cash, Common Stock or a combination thereof at the discretion of the Company's Board, and vest with respect to 20% on the anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

                    In connection with the adoption of the proposed Omnibus Plan pursuant to the Compensation Committee's recommendation, the Board also adopted the Committee's recommendation that Mr. Hurwitz be given the option to elect, which he so elected, to forfeit the above SAR award in return for the grant of 50,000 SARs under the Omnibus Plan, subject to stockholder approval at the base price equal to the closing price of the Company's Common Stock on March 30, 1994 of $35.50. Such grant will vest with respect to 20% on the anniversary date of the grant March 30, 1995, and an additional 20% on each anniversary date thereafter until fully vested. Options granted after February 17, 1993 under the 1984 Phantom Stock Plan are subject to the deduction limitations of Section 162(m) of the Code. It is intended that compensation payable to Mr. Hurwitz by the Company under this new grant will be deductible by the Company for Federal income tax purposes provided the Omnibus Plan is approved by stockholders.

          OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

                    The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1993 by each of the named executive officers, of which there was only one, and the 1993 fiscal year-end value of unexercised options and SARs, including SARs exercisable for cash only.




































                       (a)                   (b)            (c)                    (d)                            (e)
                                                                          Number of Unexercised          Value of Unexercised
                                                                               Options/SARs            in-the-Money Options/SARs
                                                                             at Year End (#)          at Fiscal Year-End ($) (2)
                                                                      ----------------------------- -----------------------------
                                       Shares Acquired
                                             on            Value
                      Name             Exercise (#)(1)  Realized ($)    Exercisable   Unexercisable   Exercisable   Unexercisable
          --------------------------  --------------- --------------  -------------- -------------- --------------  --------------
          Charles E. Hurwitz                 60,000     $533,475(3)           -0-          50,000            -0-            -0-
                                                 --           --           31,425          53,375       $568,772        $29,953
          John T. La Duc                         --           --            2,000           8,000         17,750         71,000
          Paul N. Schwartz                       --           --           21,500          21,500        351,313        190,813
          Anthony R. Pierno                      --           --           26,000           7,000         53,250         17,750
          Byron L. Wade                          --           --           21,400          12,600        471,925        111,825


          --------------------
          (1)  If no shares received, the number reflected, if any, represents the number of securities with respect to which options/SARs were exercised.

          (2)  Valued at $36.875, the closing price of the Company's Common Stock on the American Stock Exchange on December 31,
          1993 (the "Closing Price"), less exercise price.  If exercise price is lower than the Closing Price, no value is shown with respect to such SARs/Options.

          (3)  Represents value received pursuant to Mr. Hurwitz's election to surrender options granted to him on December 12,
          1985 under the MAXXAM Group 1976 Stock Option Plan (the "1976 Plan") with regard to 60,000 shares of MAXXAM Group Inc.
          common stock, as provided in Section 9 of the 1976 Plan.  Pursuant to the Merger Agreement between MAXXAM Group Inc., a
          New York corporation, with the Company, upon exercise of the option for 60,000 shares of MAXXAM Group Inc. common stock,
          Mr. Hurwitz was entitled to receive 15,000 shares of the Company's Common Stock, $360,000 principal amount of the
          Company's 13 1/2% Senior Subordinated Reset Notes due 2000, which notes have been reset and now bear an interest rate of















          14% per annum (the "Reset Notes") and $366,600 cash.  However, Mr. Hurwitz elected to surrender his options for all cash, the amount of cash to which he was entitled to receive was calculated as the difference between (a) the exercise value and (b) the value of .25 of a share of the Company's Common Stock, $6.00 principal amount of the Reset Notes and
          $6.11 cash, with the Company's Common Stock, valued at its closing price on the American Stock Exchange on the date of surrender and the Reset Notes valued at par.


















































          PENSION PLANS

                    All officers who are also employees and other regular employees of the Company automatically participate in the Company's Pension Plan (the "Pension Plan"), a noncontributory, funded plan. Benefits equal the sum of an employee's "past service benefit" and "future service benefit." Benefits are based on an employee's base salary or wages, plus overtime (excluding bonuses, commissions, incentive compensation and all other extra compensation).

             Under the Pension Plan, the annual past service benefit is the greatest of

             (i) benefits accrued under the plan through December 31, 1986,

             (ii) the product of (a) the sum of 0.8% of the participant's Past Service Compensation Base (as defined), plus 0.8% of his Past Service Compensation Base in excess of $15,000 multiplied by (b) his credited years of service prior to January 1, 1987, or

             (iii) the product of 1.2% of his Past Service Compensation Base multiplied by his credited years of service prior to January 1, 1987.

             For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's compensation up to two-thirds of the Social Security wage base, plus 2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equals 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000.

             The amount of an employee's aggregate compensation that may be included in benefit computations under the Pension Plan is limited to $235,840 for 1993. This amount is reduced to $150,000 beginning in 1994. Benefits are generally payable as a lifetime annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the Pension Plan are not subject to any deductions for Social Security or other offsets. The covered compensation for 1993 and credited years of service as of December 31, 1993 for the Pension Plan and estimated annual benefits payable upon retirement at normal retirement age for the named executive officers (other than those compensated by KACC who do not participate in this Pension Plan) were as follows: Mr. Hurwitz: $235,840--13 years- -$110,880; Mr. Pierno: $235,840--4 years--$35,783; Mr. Schwartz:















          $235,840--13 years--$110,000; and Mr. Wade:  $165,833--13 years--
          $91,988.

             The projected benefits shown above were computed as lifetime annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $150,000 for 1994 and subsequent years under Section 401(a)(17) of the Code. In addition, the amounts reflect a maximum benefit limit of $118,800 for 1994 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the Pension Plan at retirement under
          Section 415 of the Code. Combined plan limits applicable to employees participating in both defined contribution and defined benefit plans have not been reflected.

             KACC maintains a qualified, defined-benefit Retirement Plan (the "Kaiser Retirement Plan") for salaried employees of KACC and co-sponsoring subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service without reduction for the limitations imposed by the Code on qualified plans and before adjustment for the Social Security offset, thereby reflecting cumulative benefits to be received under the Kaiser Retirement Plan in conjunction with the Kaiser Supplemental Benefit Plan (as defined below).











































                                                            YEARS OF SERVICE
                  ANNUAL        ------------------------------------------------------------------------
               REMUNERATION           15              20            25            30             35
           -------------------  --------------  ------------   -----------  -------------   ------------
                    $125,000         $28,125        $37,500      $46,875         $56,250       $65,625
                     150,000          33,750         45,000       56,250          67,500        78,750
                     175,000          39,375         52,500       65,625          78,750        91,875
                     200,000          45,000         60,000       75,000          90,000       105,000
                     225,000          50,625         67,500       84,375         101,250       118,125
                     250,000          56,250         75,000       93,750         112,500       131,250
                     300,000          67,500         90,000      112,500         135,000       157,500
                     400,000          90,000        120,000      150,000         180,000       210,000
                     450,000         101,250        135,000      168,750         202,500       236,250
                     500,000         112,500        150,000      187,500         225,000       262,500
                     600,000         135,000        180,000      225,000         270,000       315,000
                     720,000         162,000        216,000      270,000         324,000       378,000
































             The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Mr. La Duc had 24.3 years of credited service on December 31, 1993. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last 10 years of employment and 1.25% of monthly primary Social Security benefits.

             The compensation covered by the Kaiser Retirement Plan includes base salary and bonus payments. No named executive officer of the Company had compensation covered by the Kaiser Retirement Plan which differed by more than 10% from that set forth in the Summary Compensation Table (column (c) plus column
          (d) thereof).

             Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by KACC or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

             MAXXAM Supplemental Executive Retirement Plan

             Effective March 8, 1991, the Company adopted an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP"). The SERP provides that participants are entitled to receive benefits which would have been payable to such participants under the Pension Plan except for the limitations imposed by the Code. Participants in such plan are selected by the Company's Board of Directors or are entitled to participate by virtue of provisions in their employment agreements. Only two executive officers of the Company, Messrs. Schwartz and Pierno, were entitled to receive benefits under the SERP during 1993.

             The following projections are based on the same assumptions as utilized in connection with the Pension Plan projections above. The 1994 qualified plan pay limit ($150,000) and benefit limit ($118,800) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 1993 levels are assumed.





























































                                                 Pierno        Schwartz
                                             ------------   ------------
           COVERED COMPENSATION FOR 1993:
             Qualified Plan                   $  235,840     $  235,840
             Nonqualified Plan                    85,392         20,370
                                                 -------         ------
                Total                         $  321,232     $  256,210
                                                 =======        =======

           CREDITED YEARS OF SERVICE AS OF             4             13
           DECEMBER 31, 1993
           PROJECTED NORMAL RETIREMENT
           BENEFIT:
             Qualified Plan                   $   35,873     $  110,000
             Nonqualified Plan                    18,778         43,380
                                                  ------         ------
                Total                         $   54,561     $  153,380
                                                  ======        =======






























             Kaiser Supplemental Benefits Plan

             KACC maintains an unfunded, non-qualified Supplemental Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the limitations imposed by the Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of KACC and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to exceed the maximum dollar limitations imposed by the Code.

          EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

             Mr. Pierno and the Company entered into a five-year employment agreement effective as of March 8, 1990. Pursuant to the terms of the agreement, Mr. Pierno was entitled during 1993 to a base salary of $331,511 per year, which amount is increased annually by an amount not less than the increase in the Consumer Price Index for that year. The agreement provided for a bonus for the year 1992 in an amount not less than 75% and not more than 125% of Mr. Pierno's then base salary. Although the agreement specifies no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993, and in the employment agreement the Company expresses an intent to pay a bonus during 1994 in the same percentage range. The agreement also entitles Mr. Pierno to participate in employee benefit plans and programs applicable to senior executives of the Company.

             Mr. Schwartz and the Company entered into a five-year employment agreement effective as of March 8, 1990. Pursuant to the terms of the agreement, Mr. Schwartz was entitled during 1993 to a base salary of $264,409 per year, which amount is increased annually by an amount not less than the increase in the Consumer Price Index for that year. The agreement provided for a bonus for the year 1992 in an amount not less than 75% and not more than 125% of Mr. Schwartz' then base salary. Although the agreement specifies no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993 and in the agreement the Company expresses an intent to pay a bonus during 1994 in the same percentage range. The agreement also entitles Mr. Schwartz to participate in employee benefit plans and programs applicable to senior executives of the Company.

             Mr. La Duc held the positions of Senior Vice President and Chief Financial Officer of the Company and Vice President and Chief Financial Officer of Kaiser and KACC pursuant to an employment agreement among the Company, KACC and Mr. La Duc, which commenced September 26, 1990, and expired December 31, 1993. The agreement provided for a base salary of $190,000, with any increases at the discretion of the Company and KACC. Currently, Mr. La Duc continues in his employment in such positions with the Company, Kaiser and KACC. Subject to limitations pursuant to the LTIP, an annual bonus may be paid under the terms of the Kaiser Bonus Plan. Mr. La Duc is eligible to participate in the employee benefit plans and programs maintained by KACC as from time to time in effect applicable to senior executives of KACC, including, but not limited to, the LTIP and the Kaiser 1993 Omnibus Incentive Stock Option Plan.

             Mr. Wade and the Company entered into a five-year employment agreement effective as of March 8, 1990. Pursuant to the terms of the agreement, Mr. Wade was entitled during 1993 to a base salary of $171,140 per year, which amount is increased annually by an amount not less than the increase in the Consumer Price Index for that year. The agreement provided for a bonus for the year 1992 in an amount not less than 50% and not more than 100% of Mr. Wade's then base salary. Although the agreement specifies no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993 and in the agreement the Company expresses an intent to pay a bonus during 1994 in the same percentage range. The agreement also entitles Mr. Wade to participate in employee benefit plans and programs applicable to senior executives of the Company, and designates Mr. Wade as a participant in the SERP.

                            COMPENSATION COMMITTEE REPORT
                                          ON
                                EXECUTIVE COMPENSATION


             The Compensation Committee (the "Committee") of MAXXAM Inc. (the "Company") consists of Messrs. Cruikshank, Levin and Rosenberg. Members of the Committee annually stand for appointment by the Company's Board of Directors. The most recent appointments were in May 1993 for Messrs. Levin and Rosenberg, and December 1993 for Mr. Cruikshank when he first joined the Committee. Annually, the Committee reviews and approves proposals which cover the initiation, modification or termination of benefit plans, salaries or other compensation for all executive officers. The Committee reviews plans for the Company, The Pacific Lumber Company, MAXXAM Property Company and the Company's other participating subsidiaries. This Committee does not review the plans of Kaiser Aluminum Corporation or its subsidiaries.

             The Committee also has responsibility for reviewing proposals for initiation, modification or termination of the qualified retirement plans and welfare plans for the companies indicated above, unless these functions are performed by specific committees, i.e, administrative and investment committees from such plans. Employee benefit plans, compensation programs and executive employment agreements are generally prepared or negotiated at the direction or with the prior knowledge of the Committee and are reviewed and approved by the Committee.

             In performing its responsibilities, the Committee frequently obtains recommendations from management, particularly from the Company's Chief Executive Officer ("CEO"), and occasionally from other executive officers of the Company. In formulating management's recommendations, the Company's executive officers from time to time have studied reports appearing in human resources and executive compensation literature as well as studies and recommendations from outside consulting firms prepared specifically for the Company.
             The elements of executive compensation utilized by the Company consist principally of a base salary and an annual bonus.
          Bonuses are discretionary, except as provided in certain written employment agreements previously approved by the Committee or the Board of Directors. From time to time, the Committee also recommends or approves participation by selected executives in certain additional incentive compensation programs such as the Company's 1984 Phantom Share Plan.

             The employment agreements of certain of the executive officers of the Company have five year terms and were negotiated prior to the relocation of the Company's corporate offices from Los Angeles to Houston in 1989. The ranges for the incentive awards as well as the stock-based incentive awards were established during these negotiations by the CEO and approved by the Committee. In some instances, the Company also expressed its intention in written agreements to compensate particular executives with bonuses on a certain basis or at a certain level.

          Factors considered by the Committee in approving these employment agreements were the relevant executive's compensation history, particular talents and responsibilities, and relative contributions to the Company. Bonus levels provided for in the agreements were generally established as a percentage of salary with a view that bonuses play an important role in total annual compensation. Specifically, Senior Vice Presidents relocating from Los Angeles to Houston were entitled to initial bonus levels from 75% to 125% of their respective annual salaries. Vice Presidents relocating from Los Angeles to Houston were entitled to a bonus range of 50% to 100% of their respective annual salaries. The Company, since entering into such agreements, has awarded bonuses at the lower ranges of such levels. These employment agreements were entered into in order to assure continued employment of such executives in their respective capacities, and in order to procure for the Company their continuing commitments for that period of time. In recent years, specific determinations as to executive compensation have been based primarily on the level of achievement by the Company toward its corporate objectives, individual performance and assumption of additional duties or responsibilities by the particular executive.














             At fiscal year-end, base salaries for employees earning $100,000 or more are reviewed individually and recommendations as to increases are made by the Committee. For the most part, these increases have been the average of the U.S. Consumer Price Index.

             In general, bonuses granted by the Company are discretionary. When granted, bonus amounts paid by the Company are approved by the Committee for employees who generally earn at least $75,000 per year. Certain of the Company's executive officers were or are compensated principally by a majority owned subsidiary of the Company, Kaiser Aluminum & Chemical Corporation ("KACC"), which establishes salaries and other elements of compensation for such executive officers. Where an executive officer of both the Company and KACC is compensated by KACC (such as Mr. La Duc), or where an executive officer of both the Company and KACC is compensated by the Company (such as Messrs. Pierno and Wade), the respective corporations make intercompany allocations of the costs of employment of the executive officer based on an allocation of that executive officer's time as expended among the Company or KACC and respective subsidiaries.

             The Committee acknowledges that the Company's particular origins and management are unique in that it consists of units operating in three wholly separate industries: aluminum, forest products and real estate. In 1993, subsidiaries of the Company acquired various interests in a Class I horse racing facility under construction in Harris County, Texas ("Sam Houston Race Park"). Many of the Company's executives also serve in executive capacities in some or all of its operating subsidiaries in the varying industries. While the Company's annual earnings are a primary focus, its principal objective for the past decade has been the enhancement of stockholder value which is measured only in part by current earnings. The Company was one of the country's fastest-growing major corporations during the past ten years. That growth was accomplished primarily through acquisitions, and the Company's executives have responsibilities related to corporate development through acquisition and assimilation of operating businesses that are additional to the responsibilities of most executives at corporations of comparable size. Accordingly, the Committee recognizes that the particular talents of its executives in building the Company's asset base, in expanding into new business segments and in assimilating acquired businesses, is not necessarily tied to current earnings.

          That factor presents a particular challenge for the Committee in determining appropriate approaches to executive compensation.

             For those executive officers of the Company not covered by an employment agreement, the Company's executive compensation philosophy is to pay base salaries adequate to attract and retain executives whose education, training, experience, talents and particular knowledge of the Company, its businesses and industries allow them to be key contributors to the administration, management and operations of the Company.














          Generally, the Company and the Committee utilize annual bonuses as the primary incentive and recognition for particular contributions, efforts and results pertaining to a particular time period, project or accomplishment of executive officers.

             The Company has not awarded across-the-board stock-based incentives to its executives since mid-1989. Since that time, the Company has only rarely awarded such incentives, and then on selective and particular situation basis in connection with assumption of additional duties or corporate roles by executives, or in connection with negotiated employment agreements as previously discussed.

          DISCRETION OF THE COMMITTEE

             The Committee deems it necessary and appropriate to retain broad discretion as to the types and levels of compensation for its executive officers. The Committee considers factors such as the cost of living, compensation practices at other corporations with which its individual directors are familiar and such other objective and quantitative factors as it deems relevant. Among such factors are the compensation levels and determinations made by its principal operating units with respect to compensation of their executives. Due to recent tax law changes as well as the Committee's desire to value executive compensation levels appropriately, the Committee has asked management to assist it in re-evaluating a recent compensation study conducted to determine its appropriateness in today's environment. This re-evaluation is moving forward with an expected completion in third quarter of 1994. Because of the range and varying nature of the duties of the Company's executive officers, the Committee considers non-quantitative and subjective factors unique to the Company, including individual talents and performance perceived by management and by the Committee. It is mindful that activities in one year may relate to results achieved in another year and that, particularly with respect to certain responsibilities, services provided during difficult times may be more exacting and require more effort and therefore, call for equal or greater compensation than that provided in periods yielding better results. The Committee generally meets three to four times per year and makes its final determinations as to salaries and bonuses, as well as to compensation of the CEO, in executive sessions where persons affected by its decisions are not present.

          COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR THE LAST COMPLETED FISCAL YEAR

             Mr. Hurwitz is the Company's principal business strategist and the Committee believes that his talents and efforts have been a primary cause of the Company's extraordinary growth. The Committee approved a salary increase of 3.2% for Mr. Hurwitz in December of 1993. This was the same percentage of increase generally provided to the Company's executive officers and other employees. During 1993, Mr. Hurwitz was additionally responsible for several major projects moving the Company forward. The first project involved the Company's acquisition of its interests in and becoming a driving force behind Sam Houston Race Park, an investment which is expected to bring substantial financial benefit to the Company. The second project involved the successful completion of public offerings of securities aggregating in excess of $1.5 billion during 1993, effectively restructuring or refinancing most of the Company's debt on terms which significantly lowered the Company's borrowing costs and extended maturities. The Committee determined that Mr. Hurwitz should be rewarded with additional compensation for his efforts on these projects. The Committee took into consideration various factors to determine what amount and form such additional compensation should be. Among the factors considered were (i) the general level of salary and bonuses paid to Mr. Hurwitz in recent years, (ii) the benefit plans available as a vehicle for the extra compensation, (iii) whether the additional compensation should be current or deferred, and (iv) the level of additional compensation which would serve as an incentive for Mr. Hurwitz to render similar performances in the future but which would still take into account the Company's 1993 financial results. After due consideration, the Committee concluded that it was appropriate to award Mr. Hurwitz a grant of 50,000 Phantom Share Rights under the Company's 1984 Phantom Rights Plan at an exercise price equal to the closing price of the Company's Common Stock on the American Stock Exchange on the day of the meeting, December 9, 1993. Such award was unanimously approved by the Committee. The Committee also approved a bonus in the amount of $500,000, with $100,000 of the payment deferred into future years.

          COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

             Effective January 1, 1994, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers of such corporations. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

             On March 30, 1994, the Committee recommended to the Board of Directors that the MAXXAM 1994 Executive Bonus Plan and the MAXXAM 1994 Omnibus Employee Incentive Plan be adopted and submitted to the stockholders of the Company for approval at the 1994 Annual Meeting of Stockholders. Such plans are designed to comply with Section 162(m) of the Code and the proposed regulations thereunder. Prior to 1994 fiscal year-end, the Committee intends to re-evaluate the Company's compensation structure in light of the status of such proposed regulations and to act accordingly.

             The Company currently intends to structure the performance-based portion of compensation (which currently consists of stock option grants and the discretionary annual bonuses described above) in a manner that complies with the new statute and proposed regulations thereunder for those executive officers of the Company prior to such fiscal year as such officers may become subject to such deduction limitation.



                                             Compensation Committee
                                             of the Board of Directors


                                             Robert J. Cruikshank
                                             Ezra G. Levin, Chairman
                                             Stanley D. Rosenberg


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             No member of the Compensation Committee of the Board of Directors of the Company was, during the 1993 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries; however, two members had relationships requiring disclosure by the Company under Item 404 of Regulation S-K. Messrs. Levin and Connally served on the Company's Compensation Committee and Board during 1993. Mr. Levin is also a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, which provided legal services for the Company and its subsidiaries during 1993. Mr. Connally's consulting agreement with the Company's subsidiary, MGI, under which he received $250,000 in consulting fees annually, was renewed during 1992 and was effective until June 1993.

             During the Company's 1993 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                                  PERFORMANCE GRAPH

             The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total returns of the S&P 500 Stock Index and two peer groups consisting of companies included by S&P in its published indices for the Aluminum Industry and the Paper and Forest Products Industry for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1988, and that all dividends were reinvested. The data points are calculated as of the last trading day for the year indicated.


































































                                                 1988          1989           1990          1991          1992          1993
                                             ------------  ------------  ------------  ------------- ------------  -------------
           MAXXAM Inc.                              100        192.82        127.69        120.51        112.82          150.77
           S&P 500 Index                            100        131.69        127.60        166.47        179.15          197.21
           S&P Aluminum Industry Index              100        119.51        107.67        116.22        118.98          121.81
           S&P Paper and Forest Products            100        121.28        109.57        138.98        158.91          175.13
           Industry Index








































             The Company is involved in the real estate industry in addition to the aluminum and forest product industries. However, the real estate unit of the Company accounts for less than 5% of the Company's gross revenues on a consolidated basis, and therefore, a line-of-business index for such industry is not utilized.


                                 CERTAIN TRANSACTIONS

             For periods through June 30, 1993, Kaiser and its subsidiaries (including KACC) were members of an affiliated group of corporations (an "Affiliated Group") within the meaning of
          Section 1504 of the Code of which the Company is the common parent corporation (the "MAXXAM Tax Group"). Effective July 1, 1993, Kaiser and its subsidiaries are no longer members of the MAXXAM Tax Group (the "Deconsolidation") but are members of a new Affiliated Group of which Kaiser is the common parent corporation (the "New Kaiser Tax Group"). The taxable income and loss and tax credits for Kaiser and its subsidiaries for the period January 1, 1993 through June 30, 1993, will be included in the 1993 MAXXAM Tax Group consolidated Federal income tax return (the "MAXXAM 1993 Tax Return"). For periods beginning on or after July 1, 1993 (the "Post Deconsolidation Periods"), the taxable income and loss and tax credits for Kaiser and its subsidiaries will be included in the consolidated Federal income tax returns to be filed for the New Kaiser Tax Group.

             As a consequence of the Deconsolidation, the KACC Tax Allocation Agreement (as defined below) and the Kaiser Tax Allocation agreement (as defined below) (collectively, the "Tax Allocation Agreements") terminated pursuant to their terms, effective with respect to Post Deconsolidation Periods. The provisions of the Tax Allocation Agreements will continue to govern taxable periods ending before the date of the Deconsolidation (the "Pre Deconsolidation Periods"). Therefore, payments or refunds may still be required by or payable to Kaiser or KACC under the Tax Allocation Agreements for Pre Deconsolidation Periods due to the final resolution of audits, amended returns and related matters with respect to such Pre Deconsolidation Periods. However, Kaiser's and KACC's bank credit agreement dated as of February 15, 1994 (the "Credit Agreement") prohibits any payments by KACC to the Company pursuant to the KACC Tax Allocation Agreement after February 15, 1994, however, the Company may offset amounts owing to it against amounts owed by it under the KACC Tax Allocation Agreement, and KACC may make certain payments that are required as a result of audits of the Company's tax returns and only to the extent of any amounts paid after February 15, 1994 by the Company to KACC under the KACC Tax Allocation Agreement. To the extent the New Kaiser Tax Group generates unused tax losses or tax credits in Post Deconsolidation Periods, such amounts will not be available to obtain refunds of amounts paid by Kaiser or KACC to the Company for Pre Deconsolidation Periods pursuant to the Tax Allocation














          Agreements. It is anticipated that such losses and credits will be carried forward to offset future Federal income taxes payable by the New Kaiser Tax Group.

             Any unused tax attribute carryforwards existing as of the date of the Deconsolidation under the terms of the Tax Allocation Agreements will be eliminated and will not be available to offset Federal income tax liabilities of the New Kaiser Tax Group for Post Deconsolidation Periods. Upon the filing of the MAXXAM 1993 Tax Return, the tax attribute carryforwards of the MAXXAM Tax Group as of December 31, 1993 will be apportioned in part to the New Kaiser Tax Group, based upon the provisions of the relevant consolidated return regulations. It is anticipated that the amounts of such tax attribute carryforwards apportioned to the New Kaiser Tax Group will approximate or exceed the amounts of tax attribute carryforwards eliminated under the Tax Allocation Agreements. Although the amounts of tax attribute carryforwards apportioned to the New Kaiser Tax Group will be determined as of December 31, 1993, they are available, subject to certain limitations, to reduce Federal income taxes payable by the New Kaiser Tax Group for Post Deconsolidation Periods.

             In 1989, KACC and the Company entered into a tax allocation agreement (the "KACC Tax Allocation Agreement"). Pursuant to the terms of the KACC Tax Allocation Agreement, the Company pays any consolidated Federal income tax liability for the MAXXAM Tax Group. KACC is liable to the Company for the Federal income tax liability of KACC and its subsidiaries (collectively, the "KACC Subgroup") computed as if the KACC Subgroup were a separate Affiliated Group which was never affiliated with the MAXXAM Tax Group (taking into account all limitations under the Code and regulations applicable to the KACC Subgroup), except that the KACC Subgroup excludes interest income received or accrued on an intercompany note issued by Kaiser in connection with a financing consummated in December 1989 (the "KACC Subgroup's Separate Income Tax Liability"). To the extent such calculation results in a net operating loss or a net capital loss or credit which the KACC Subgroup could have carried back to a prior taxable period under the principles of Sections 172 and 1502 of the Code, the Company pays to KACC an amount equal to the tax refund to which KACC would have been entitled (but not in excess of the aggregate net amount previously paid by KACC to the Company for the current year and the three prior years). If such separately calculated net operating loss or net capital loss or credit of the KACC Subgroup cannot be carried back to a prior taxable year of the KACC Subgroup for which the KACC Subgroup paid its separate tax liability to the Company, the net operating loss or net capital loss or credit becomes a loss or credit carryover of the KACC Subgroup to be used in computing the KACC Subgroup's Separate Income Tax Liability for future taxable years. The same principles are applied to any consolidated or combined state or local income tax returns filed by the MAXXAM Tax Group with respect to KACC and its subsidiaries. Although, under Treasury regulations, all members of the MAXXAM Tax Group, including the members of the KACC Subgroup, are severally liable for the MAXXAM Tax Group's Federal income tax liability for all of 1993 and applicable prior periods, under the KACC Tax Allocation Agreement, the Company indemnifies each KACC Subgroup member for all Federal income tax liabilities relating to taxable years during which such KACC Subgroup member was a member of the MAXXAM Tax Group, except for payments required under the KACC Tax Allocation Agreement.

             During 1992, under the KACC Tax Allocation Agreement, KACC made a payment to the Company of $28.0 million in respect of the year ended December 31, 1991. The eighth amendment dated as of January 7, 1993 (the "Eighth Amendment") to Kaiser's and KACC's former credit agreement (the "1989 Credit Agreement") prohibited the payment by KACC to the Company of any additional amounts due under the KACC Tax Allocation Agreement until December 15, 1994. The Company estimates that KACC owes the Company approximately $8.7 million in respect of the year ended December 31, 1992. Inasmuch as KACC has recorded tax losses in the period January 1, 1993 through June 30, 1993, and such losses will be carried back to prior taxable periods under the terms of the KACC Tax Allocation Agreement, it is estimated that the Company owes KACC approximately $20.0 million with respect to such losses.

             In 1991, the Company also entered into a tax allocation agreement with Kaiser (the "Kaiser Tax Allocation Agreement"). Pursuant to the terms of the Kaiser Tax Allocation Agreement, the Federal income tax liability of Kaiser and its subsidiaries (collectively, the "Kaiser Subgroup") is computed using the same principles used in the KACC Tax Allocation Agreement to determine the KACC Subgroup's income tax liability. To the extent such tax liability ("Kaiser's Separate Income Tax Liability") for any applicable period exceeds the KACC Subgroup's Separate Income Tax Liability for such period, Kaiser is obligated to pay the amount of such difference to the Company. To the extent that Kaiser's Separate Income Tax Liability for any applicable period is less than the KACC Subgroup's Separate Income Tax Liability for such period, the Company is obligated to pay the amount of such difference to Kaiser (but not in excess of the aggregate net amount previously paid by Kaiser and KACC to the Company for the current year and the three prior years). The foregoing principles are also applied to any consolidated or combined state or local income tax returns filed by the MAXXAM Tax Group with respect to Kaiser. While Kaiser is severally liable for the MAXXAM Tax Group's Federal income tax liability for all of 1993 and applicable prior periods, pursuant to the Kaiser Tax Allocation Agreement, the Company indemnifies Kaiser according to the same principles as those applied to KACC Subgroup members under the KACC Tax Allocation Agreement.

             During 1992, under the Kaiser Tax Allocation Agreement, the Company made a payment to Kaiser of $45,000 in respect of the year ended December 31, 1991. The Company estimates it owes Kaiser in respect of the year ended December 31, 1992 and for the period January 1, 1993 through the date of the Deconsolidation approximately $84,000 and $42,000, respectively.

             Under the current consolidated return regulations, the Deconsolidation caused certain tax basis adjustments and the recognition of certain types of taxable income (including amounts that were previously deferred), none of which the Company believes to be material.

             On June 30, 1993, Kaiser and KACC entered into a tax allocation agreement (the "New Tax Allocation Agreement") effective for Post Deconsolidation periods. The terms of the New Tax Allocation Agreement are identical in all material respects to those of the KACC Tax Allocation Agreement except that KACC is liable to Kaiser.

             The Company and KACC have an arrangement pursuant to which they reimburse each other for certain allocable costs associated with the performance of services by their respective employees, and KACC also pays to the Company amounts in respect of directors' fees for directors of KACC who are not employees of KACC and who are directors of the Company. During 1993, KACC paid a total of approximately $2.0 million to the Company pursuant to such arrangements and the Company paid approximately $0.8 million to KACC pursuant to such arrangements.

             As a condition to the effectiveness of the Eighth Amendment, a subsidiary of the Company made a loan to KACC on January 14, 1993 in the principal amount of $15.0 million evidenced by a promissory note (the "MAXXAM Note"). On June 30, 1993, the MAXXAM Note was exchanged for 2,132,950 $.65 Depositary Shares of Kaiser. Kaiser made a capital contribution of the MAXXAM Note to KACC, which resulted in the extinguishment of the MAXXAM Note.

             Kaiser did not declare any dividends on its common stock during 1993.

             On December 15, 1992, KACC issued a note (the "PIK Note") to a subsidiary of the Company in the principal amount of $2.5 million, representing the entire amount of a dividend received by such subsidiary in respect of the shares of Kaiser's common stock which it owned. The PIK Note bears interest, compounded semiannually, at a rate equal to 12% per annum, and is due and payable, together with accrued interest thereon, on June 30, 1995. KACC is not required to make any payment of principal of or interest on the PIK Note prior to June 30, 1995. However, to the extent not prohibited by the Credit Agreement, KACC may be required to prepay the PIK Note upon demand. The Credit Agreement currently prohibits the payment of principal and interest on the PIK Note except at the maturity thereof.

             In April 1989, an action was filed against the Company, MGI, MAXXAM Properties Inc. ("MPI") and certain of the Company's directors in the Court of Chancery of the State of Delaware,














          entitled Progressive United Corporation v. MAXXAM Inc., et al., Civil Action No. 10785. Plaintiff purports to bring this action as a stockholder of the Company derivatively on behalf of the Company and MPI. In May 1989, a second action containing substantially similar allegations was filed in the Court of Chancery of the State of Delaware, entitled Wolf v. Hurwitz, et al. (No. 10846) and the two cases were consolidated (collectively, the "Zero Coupon Note" actions). The Zero Coupon Note actions relate a Put and Call Agreement entered into between MPI and Mr. Charles Hurwitz (Chairman of the Board of the Company, MGI and MPI), as well as a predecessor agreement (the "Prior Agreement"). Among other things, the Put and Call Agreement provided that Mr. Hurwitz had the option (the "Call") to purchase from MPI certain notes (or the common stock of the Company into which they were converted) for $10.3 million. In July 1989, Mr. Hurwitz exercised the Call and acquired 990,400 shares of the Company's common stock. The Zero Coupon Note actions generally allege that in entering into the Prior Agreement Mr. Hurwitz usurped a corporate opportunity belonging to the Company, that the Put and Call Agreement constituted a waste of corporate assets of the Company and MPI, and that the defendant directors breached their fiduciary duties in connection with these matters. Plaintiffs seek to have the Put and Call Agreement declared null and void, among other remedies.

             In May 1991, a derivative action entitled Progressive United Corporation v. MAXXAM Inc., et al. (No. 12111) ("Progressive United") was filed in the Court of Chancery, State of Delaware against the Company, Federated Development Company ("Federated"), MCO Properties Inc. ("MCOP"), a wholly owned subsidiary of the Company, and the Company's Board of Directors. The action alleges abuse of control and breaches of fiduciary obligations based on, and unfair consideration for, the Company's Agreement in Principle with Federated to (a) forgive payments of principal and interest of approximately $32.2 million due from Federated under two loan agreements entered into between MCOP and Federated in 1987, and (b) grant an additional $11.0 million of consideration to Federated, in exchange for certain real estate assets valued at approximately $42.9 million in Rancho Mirage, California, held by Federated (the "Mirada transactions"). See
          Note 10 to the Consolidated Financial Statements for a description of the Exchange to which this action and the actions referenced below relate. Plaintiff seeks to have the Agreement in Principle rescinded, an accounting under the loan agreements, repayment of any losses suffered by the Company or MCOP, costs and attorneys fees.

             The following six additional lawsuits similar to the Progressive United case were filed in Delaware Chancery Court challenging the now-completed Mirada transactions action has been: NL Industries, et al. v. MAXXAM Inc., et al. (No. 12353); Kahn, et al. v. Federated Development Company, et al. (No. 12373); Thistlethwaite, et al. v. MAXXAM Inc., et al. (No. 12377); Glinert, et al. v. Hurwitz, et al. (No. 12383); Friscia,














          et al. v. MAXXAM Inc., et al. (No. 12390); and Kassoway, et al. v MAXXAM Inc., et al. (No. 12404). The Kahn, Glinert, Friscia and Kassoway actions have been consolidated with the Progressive United action into In re MAXXAM Inc./Federated Development Shareholders Litigation (No. 12111); the NL Industries action has been "coordinated" with the consolidated actions; the Thistlethwaite action has been stayed pending the outcome of the consolidated actions. In January 1994, a derivative action entitled NL Industries, Inc., et al. v. Federated Development Company, et al. (No. 94-00630) was filed in the District Court of Dallas County, Texas, against MAXXAM (as nominal defendant) and Federated. This action contains allegations and seeks relief similar to that contained in the In re MAXXAM Inc./Federated Development Shareholders Litigation.

             During 1993, the Company and certain of its subsidiaries shared certain administrative and general expenses with Federated. Under these arrangements, Federated's obligations to the Company and its subsidiaries was approximately $49,464.

             During 1993, Federated and the Company shared office space leased by the Company. The obligations of Federated relating to 1993 under such sharing arrangement amounted to $15,156.

             Mr. Levin, a director of the Company, is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, which provides legal services for the Company and its subsidiaries. The Company has been billed by such firm an aggregate of approximately $2,831,000 for fees and approximately $235,000 for disbursements and other charges with respect to legal services rendered by such firm during 1993 for the Company and its subsidiaries. As a matter of practice, Mr. Levin pays to such firm all directors' and committee fees received by him, and the firm credits such fees against its charges for services rendered to the Company and its subsidiaries.

             In August 1990, two real estate ventures holding unimproved real property in which Mr. Rosenberg was a general partner filed voluntary petitions for bankruptcy under Chapter 11 of the Code in the United States Bankruptcy Court for the Western Division of Texas. One plan was successfully confirmed and implemented. In the second filing, a plan has been confirmed.

             On November 30, 1991, the Company reached an agreement with one of its wholly owned subsidiaries, Bering Holdings, Inc. ("Bering Holdings"), a Texas registered Investment Advisor. The agreement provides for an annual management fee equal to 1% of the average value of the accounts under management except for certain managed short-term investments for which Bering Holdings receives 1/2 of 1% per annum. The agreement also provides for an annual performance fee equal to 10% of the net gain in certain of the accounts. Bering Holdings also manages Federated investments pursuant to a similar arrangement. Management and performance fees accrued to be paid by Federated for 1993 were approximately $53,318 and $82,716, respectively.

             In January 1994, the Company entered into a commercial guaranty of payment (the "Guaranty") of a promissory note dated January 28, 1994, in the original principal amount of $150,000 issued by Mr. Anthony R. Pierno, Senior Vice President and General Counsel of the Company, to Charter National Bank-- Houston. The Guaranty is subject to an agreement between the Company and Mr. Pierno that any payment by the Company under the Guaranty shall be offset in like amount plus interest at 12% per annum from the date of payment on the Guaranty to the date of payment to the Company by Mr. Pierno. Such offset may be made from any payments due Mr. Pierno from the Company that lawfully may be the subject of such offset, including any payment under any compensation arrangement or employee benefit plan. The Guaranty was entered into by the Company for the convenience of Mr. Pierno and replaces a previous guaranty with substantially the same terms entered into in February 1993 in respect of a promissory note dated January 28, 1993.

             Pursuant to the terms of Mr. Pierno's employment agreement with the Company, his personal loans outstanding on the date of the agreement are forgiven at the rate of $15,000 per year beginning March 8, 1991, with any remaining balance being due and payable upon Mr. Pierno's termination of employment. At the time of the agreement, the Company had loaned an aggregate of $150,000 at 6% interest to Mr. Pierno. The current principal balance on such loans as of March 15, 1994 was $90,000. Such loans are payable on demand, require monthly interest payments and are secured by real estate owned by Mr. Pierno. The agreement also provided for up to an additional $200,000 in loans to Mr. Pierno bearing interest at 6% per annum, with interest being payable monthly and principal being due December 15, 1994 (with prepayments due upon the exercise by Mr. Pierno of any SARs granted pursuant to the agreement or employee benefit plan). All of such amount has been borrowed by Mr. Pierno.

             Pursuant to the terms of Mr. Schwartz's employment agreement, his personal loans outstanding on the date of the agreement are forgiven at the rate of $20,000 per year beginning
          March 8, 1991, with any remaining balance being due and payable upon Mr. Schwartz' termination of employment. The agreement also provided for additional loans to Mr. Schwartz, all of which were received by Mr. Schwartz in 1990. Mr. Schwartz currently has $195,000 in principal amount of loans outstanding at 6% interest, which interest is payable monthly. $70,000 of principal on such loans is payable on demand (unless forgiven as indicated above). In December 1993, Mr. Schwartz repaid $75,000 of the outstanding principal balance of a loan, leaving a balance of $125,000 outstanding which is payable on December 15, 1994 (with prepayments due upon the exercise of certain SARs). The loans are secured by real estate owned by Mr. Schwartz.

             In July 1993, the Company loaned Mr. Wade $100,000 pursuant to the terms of an unsecured promissory note which bore interest at an annual rate of 6%. The loan was repaid within approximately ten days with a cash payment of $50,000 and a new unsecured promissory note for $50,000, interest on which is payable monthly at an annual rate of 6%. The new note is payable upon the earliest to occur of July 20, 1998 or Mr. Wade's termination of employment with the Company. In December 1993, Mr. Wade repaid $30,000 of the outstanding principal balance of the note, leaving a balance of $20,000 outstanding.

             The Company or its subsidiaries have made loans to certain of the executive officers of the Company in addition to the loans described above. As of December 31, 1993, two executive officers of the Company not named in the Summary Compensation Table have such loans outstanding in the aggregate amount of $161,000 at annual rates ranging from 6% to 8.63%. Generally, each such loan requires annual interest payments, is secured by real estate owned by the officer and the principal is payable on demand.

             The Company believes that each of the transactions described herein under "Certain Transactions" are on terms as favorable to the Company as would have been available from unrelated parties.

                  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

             Based solely upon a review of the copies of the Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with applicable to its officers, directors and greater than ten percent beneficial owners.


                                    OTHER MATTERS

          INDEPENDENT PUBLIC ACCOUNTANTS

             The Company has appointed Arthur Andersen & Co. as its independent public accountants through the conclusion of the audit with respect to the Company's 1993 fiscal year. Representatives of Arthur Andersen & Co. plan to attend the Annual Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

          STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS

             Stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders must be received at the Company's executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057 by [January 1, 1995] in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

          OTHER MATTERS

             The cost of soliciting proxies in connection with the Annual Meeting will be borne by the Company. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Proxies may be solicited by directors, officers and employees of the Company without special remuneration. The Company has retained Corporate Investor Communications, Inc. to assist in the distribution of proxies at an estimated cost of approximately $4,300 (including expenses). In addition to the use of mails, proxies may be solicited by personal interviews, telephone or telegraph.

             The persons designated to vote shares covered by management proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management knows of no matters which will be presented for action at the meeting other than as referred to in this proxy statement.

                                           By Order of the Board of
          Directors





                                           BYRON L. WADE
                                           Secretary

          April ____, 1994
          Houston, Texas


































     1. ELECTION OF DIRECTORS  (a) FOR nominee listed   / / WITHHOLD AUTHORITY       / / Ezra G. Levin (for term expiring in 1997)
                                                            to vote for nominee
     2. Approval of the MAXXAM 1994 Omnibus   3. Approval of the MAXXAM 1994 Non-Employee   4. Approval of the MAXXAM 1994 Executive
        Employee Incentive Plan.                 Director Plan.                                Bonus Plan.

        FOR / / AGAINST / / ABSTAIN / /          FOR / / AGAINST / / ABSTAIN / /               FOR / / AGAINST / / ABSTAIN / /

     5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies hereto-
        fore given by the undersigned.                                               FOR / / AGAINST / / ABSTAIN / /

                                                                                             Address Change
                                     PROXY DEPARTMENT                                        and/or Comments / /
                                     New York, N.Y. 10203-0254
                                        Please sign exactly as your name appears at left.
                                     If stock is held in the name of more than one person, EACH person should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                     Signature
                                     Signature if held jointly

                                                          Votes MUST be indicated
     Please complete, sign and return the proxy card promptly, using the enclosed envelope.  /x/ in Black or Blue ink.  / /

     PREFERRED STOCK
                                                                 MAXXAM INC.
                                                         5847 SAN FELIPE, SUITE 2600
                                                            HOUSTON, TEXAS  77057

                                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Charles E. Hurwitz and Anthony R. Pierno as proxies (each with power to act alone and with power of substitution) to vote as designated on the reverse side, all shares of Class A $.05 Non-Cumulative
     Participating Convertible Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of
     MAXXAM Inc. to be held on May 25, 1994, and at any and all adjournments or postponements thereof.

            WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY
     WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE APPROVAL OF THE MAXXAM 1994 OMNIBUS
     EMPLOYEE INCENTIVE PLAN, "FOR" THE APPROVAL OF THE MAXXAM 1994 NON-EMPLOYEE DIRECTOR PLAN AND "FOR" THE APPROVAL OF THE MAXXAM
     1994 EXECUTIVE BONUS PLAN, AS SET FORTH IN THE PROXY STATEMENT.

                                              (Continued and to be signed on the reverse side)



     1. ELECTION OF DIRECTORS  (a) FOR nominee listed   / / WITHHOLD AUTHORITY   / / (a) Stanley D. Rosenberg (for term expiring
                                                            to vote for nominee          in 1995)

                               (b) FOR nominee listed  /  / WITHHOLD AUTHORITY  /  / (b) Ezra G. Levin (for term expiring in 1997)
                                                            to vote for nominee

     2. Approval of the MAXXAM 1994 Omnibus   3. Approval of the MAXXAM 1994 Non-Employee   4. Approval of the MAXXAM 1994 Executive
        Employee Incentive Plan.                 Director Plan.                                Bonus Plan.

        FOR / / AGAINST / / ABSTAIN / /          FOR / / AGAINST / / ABSTAIN / /               FOR / / AGAINST / / ABSTAIN / /

     5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies hereto-
        fore given by the undersigned.                                               FOR / / AGAINST / / ABSTAIN / /

                                                                                          Address Change
                                     PROXY DEPARTMENT                                     and/or Comments / /
                                     New York, N.Y. 10203-0254
                                        Please sign exactly as your name appears at left.
                                     If stock is held in the name of more than one person, EACH person should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                     Dated:                           1994
                                     Signature
                                     Signature if held jointly

                                                          Votes MUST be indicated
     Please complete, sign and return the proxy card promptly, using the enclosed envelope.  /x/ in Black or Blue ink.  / /

     COMMON STOCK
                                                                 MAXXAM INC.
                                                         5847 SAN FELIPE, SUITE 2600
                                                            HOUSTON, TEXAS  77057




                                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Charles E. Hurwitz and Anthony R. Pierno as proxies (each with power to act alone and wi power of substitution) to vote as designated on the reverse side, all shares of Common Stock the undersigned is entitled to vot at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 25, 1994, and at any and all adjournments or postponements thereof.

            WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY
     WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE APPROVAL OF THE MAXXAM 1994 OMNIBUS
     EMPLOYEE INCENTIVE PLAN, "FOR" THE APPROVAL OF THE MAXXAM 1994 NON-EMPLOYEE DIRECTOR PLAN AND "FOR" THE APPROVAL OF THE MAXXAM
     1994 EXECUTIVE BONUS PLAN, AS SET FORTH IN THE PROXY STATEMENT.

                                              (Continued and to be signed on the reverse side)